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As filed with the Securities and Exchange Commission on February 7, 2012

No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Roundy's, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	5411 (Primary Standard Industrial Classification Code Number)	27-2337996 (I.R.S. Employer Identification No.)

Roundy's Parent Company, Inc.
875 East Wisconsin Avenue
Milwaukee, Wisconsin 53202
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Robert A. Mariano
Chief Executive Officer & President
Roundy's Parent Company, Inc.
875 East Wisconsin Avenue
Milwaukee, Wisconsin 53202
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:
Dennis M. Myers, P.C. Kirkland & Ellis LLP 300 North LaSalle Chicago, Illinois 60654 (312) 862-2000	Craig F. Arcella Cravath, Swaine & Moore LLP 825 Eighth Avenue New York, New York 10019 (212) 474-1000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:    ☐

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒ File No. 333-178311

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, $0.01 par value per share	1,150,001	$8.50	$9,775,008.50	$1,120.22

(1)
The 1,150,001 amount of securities to be registered under this Registration Statement is in addition to the 20,909,090 shares registered pursuant to the Registrant's Registration Statement on Form S-1 (File No. 333-178311), as amended, which registration statement was declared effective by the Securities and Exchange Commission on February 7, 2012, for which a registration fee of $28,754.18 was already paid. Includes shares that may be purchased by the underwriters to cover the underwriters' option to purchase additional shares of our common stock from the selling stockholders at the public offering price less the underwriters' discount.
(2)
Calculated in accordance with Rule 457(a) under the Securities Act of 1933. Based on the public offering price per share.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT.

 EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

        This Registration Statement on Form S-1 is being filed with respect to the registration of additional shares of common stock, par value $0.01 per share, of Roundy's, Inc. (the "Company"), pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement includes the registration statement facing page, this page, the signature page, an exhibit index, an opinion of counsel regarding the legality of the securities being registered and a related consent and accountant's Consent. This Registration Statement relates to the Company's Registration Statement on Form S-1, as amended (File No. 333-178311), initially filed by the Company on December 5, 2011, and is deemed effective upon filing with the Securities and Exchange Commission. The Company is filing this Registration Statement for the sole purpose of increasing the aggregate number of ordinary shares offered by the Company and certain selling shareholders by 1,150,001 shares. Pursuant to Rule 462(b), the contents of the Registration Statement on Form S-1, as amended (File No. 333-178311), including the exhibits and the power of attorney thereto, are incorporated by reference into this Registration Statement.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Milwaukee, State of Wisconsin, on February 7, 2012.

Roundy's Parent Company, Inc.
By:	/s/ ROBERT A. MARIANO
Name:	Robert A. Mariano
Title:	President and Chief Executive Officer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ ROBERT A. MARIANO Robert A. Mariano	President, Chief Executive Officer and Chairman (Principal Executive Officer)	February 7, 2012
/s/ DARREN W. KARST Darren W. Karst	Vice President, Chief Financial Officer & Assistant Secretary (Principal Financial Officer and Principal Accounting Officer)	February 7, 2012
* Christopher Larson	Director	February 7, 2012
* Ralph W. Drayer	Director	February 7, 2012
* Avy H. Stein	Director	February 7, 2012
* John R. Willis	Director	February 7, 2012
*
The undersigned, by signing his name hereto, does sign and execute this Amendment registration statement pursuant to the Power of Attorney executed by the above-named persons and previously filed with the Securities and Exchange Commission on behalf of such persons in connection with the Company's Registration Statement on Form S-1 (File No. 333-178311).

/s/ DARREN W. KARST

Darren W. Karst, as Attorney-In-Fact

 EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Kirkland & Ellis LLP.
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.
23.2	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (included on signature pages to the Registration Statement on Form S-1 (File No. 333-178311) filed on December 5, 2011).

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EXPLANATORY NOTE AND INCORPORATION BY REFERENCE
EXHIBIT INDEX